CPI Aerostructures, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

CPI Aerostructures, Inc. Discloses Receipt of Notice from NYSE American Regarding Non-Compliance with Continued Listing Standards

Company to Deliver Plan of Compliance

Edgewood, New York, September 23, 2021 — CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) announced that on September 17, 2021 the Company received a notice from the staff of NYSE American LLC (the “Exchange”), indicating that the Company does not meet the Exchange’s continued listing standards set forth in Part 10 of the NYSE American LLC Company Guide (the “Company Guide”). The Company is not in compliance with Section 1003(a)(i) of the Company Guide since it has stockholders’ equity of less than $2.0 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years and Section 1003(a)(ii) of the Company Guide since it has stockholders’ equity of less than $4.0 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide and must submit a plan to the Exchange by October 17, 2021 addressing how the Company intends to regain compliance with the continued listing standards by March 17, 2023 (the “Plan”).

The Company intends to timely deliver a plan of compliance to the Exchange. If the Plan is not accepted by the Exchange, then the Company will be subject to delisting proceedings as specified in the Company Guide. If the Plan is accepted, the Company will be subject to periodic Exchange reviews, including quarterly monitoring for compliance with the Plan until it has regained compliance.

The Company’s common stock continues to trade under the symbol “CVU” with a “.BC” indicator extension to signify that the Company is currently not considered to be in compliance with the Exchange’s continued listing standards.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to the Company’s actions to be taken in connection with the letter received by the Company on September 17, 2021 from the staff of NYSE American LLC. In addition to statements which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “intends” or “Company to deliver” to be uncertain and forward-looking.

The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, most recently in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020. Because the risks, assumptions, uncertainties and other unknown factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact:

Investor Relations Counsel: LHA Investor Relations Jody Burfening (212) 838-3777 cpiaero@lhai.com www.lhai.com